Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-229182) (“Registration Statement”) of our report dated May 6, 2025, relating to the consolidated financial statements of Aixin Life International, Inc. included in its annual report on Form 10-K for the year ended December 31, 2024.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

May 6, 2025